CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No. 592 and Amendment No. 595 to the Registration Statement on Form N-1A of EA Series Trust with respect to Alpha Architect US Equity 5 ETF, a series of shares of EA Series Trust, under the heading “Other Service Providers” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

                             /s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
March 23, 2026